Exhibit 99.1

       [SALFORD CAPITAL PARTNERS AND EMERGENT TELECOM VENTURES LETTERHEAD]



BY POST AND EMAIL
-----------------

Metromedia International Group, Inc.
8000 Tower Point Drive
Charlotte, North Carolina, 28227
U.S.A.

Attn : Mark S. Hauf
Chairman of the Board of Directors and Chief Executive Officer

28 October 2006

Dear Mark

Proposed acquisition of Metromedia International Telecommunications, Inc. ("MITI") (the "Transaction")

We refer to the recent decision by Istithmar PJSC ("Istithmar") confirming their withdrawal from the buyer consortium group (comprising Salford Georgia ("Salford"), Istithmar PJSC and Emergent Telecom Ventures SA ("ETV") (collectively the "Buyer Group") that signed a letter of intent on 28th September 2006 (the "LOI") with Metromedia International Group ("MIG") for the acquisition by the Buyer Group of MIG's holding in MITI.

Without prejudice to the rights of the Buyer Group under the LOI arising out of or with respect to, inter alia, the causes of Istithmar's withdrawal, Salford and ETV (and any other parties to be invited by them) hereby reaffirm their commitment, in the proportion 90:10 respectively, to proceed with the Transaction, strictly in accordance with the terms of the LOI.

Yours sincerely,



/S/ Peter Nagle
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For and on behalf of Salford Capital Partners Inc.



/S/ Mohamed Amersi
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For and on behalf of Emergent Telecom Ventures SA.